UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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The following communications were made by or on behalf of Apria, Inc. on January 10, 2022.

Email #1 from Chief Executive Officer of Apria, Inc.

All,

I am writing to you today about changes at Apria – changes that will continue to enhance our success in an expanding home healthcare market and increasingly complex healthcare market.

I am excited to share that Apria has entered into an agreement to be acquired by Owens & Minor (O&M), a global healthcare solutions company with over 15,000 global teammates and an almost 140-yearhistory of excellence. O&M incorporates product manufacturing, distribution support, and innovative technology services to deliver significant and sustained value across the breadth of the industry – from acute care to patients in their home. By acquiring Apria, O&M will be able to significantly increase its presence in the home and expand its direct patient care business.

Apria’s business is complementary to O&M’s, and we are uniquely positioned to support O&M’s broadening scope and entry into new products. As you know, Apria provides a high-touch, local presence for our nearly two million patients and customers. In addition, Apria will directly complement Byram Healthcare, part of the O&M family, with a mission to improve outcomes and affordability of care. As you can see, this is a mission not unlike our own. Byram Healthcare focuses on patient direct medical supplies and is a large diabetic supply business thus providing a compelling product breadth and service offering for patients, referrals, and other customers.

This is a natural evolution in Apria’s journey and O&M is a great home for our company and more importantly a great fit for our team members. Like Apria, O&M is a mission-driven company, one that we believe has a strong cultural fit with Apria. Being part of a larger company, will not only provide even more opportunities for career development, but it will also provide the opportunity to serve an even larger patient and customer population, further allowing us to continue to deliver on our mission of improving the quality of life for our patients at home.

I imagine many of you will have questions regarding the transaction, and we want to make sure we address them. In the coming days and weeks ahead, we will be providing more information. And, while we are announcing the signing of the definitive agreement today, we expect the transaction to close in the first half of 2022. While this news may be initially distracting, our sole focus needs to be on running our business and continuing to meet the needs of our customers and delivering on our mission.

The post-closing integration plans will include members from both Apria and O&M working together to define the go-forward organizational structure. Following the closing of the transaction, I, along with other members of the leadership team, will be joining the O&M team to help bring Apria into the O&M family, and I could not be more enthusiastic about the combination of our complementary businesses and how this will enable us to better serve the entire patient journey. Both companies share cultures fueled by a commitment to customers, patients, teammates, and the communities we serve.

Finally, please note that until closing, Apria and O&M remain separate and independent companies and so you should limit your engagement with O&M to approved integration planning activities and ordinary course business activities.

This begins the next chapter in our history, one that is full of promise, and one that further positions us to be a vital part of the healthcare solution. I am proud of our many accomplishments, and I want to thank each of you for your continued commitment to our success. Here is to great days ahead.

Sincerely,

Dan Starck

CEO

Email #2 from Chief Executive Officer of Apria, Inc. and Attachments Thereto

All,

As I shared yesterday afternoon, Apria has entered its next chapter of evolution – one that will provide opportunities to serve an even larger patient and customer population, allowing us to further deliver on our mission of improving the quality of life for our patients at home.

To assist you with communicating with your teams, please find attached talking points and FAQs. The talking points can be utilized for verbal discussions with your teams and the FAQs should be used reactively, in the event that employees approach you with questions regarding the acquisition. Please do not distribute either, as these are intended for your use and reference only.

As I shared previously and will continue to do so, I recognize this is an exciting time for all of us, but we need to continue operating on a ‘business as usual’ basis and to maintain our high standards of care, compliance, and ethics. I ask that you continue focusing on doing the great work you do, day in and day out and encourage your teams to do the same.

As a reminder, company communications, including this correspondence and any others released, must remain internal and should not be shared with anyone outside of Apria. Please direct any questions or inquiries you receive to Employee_Questions@apria.com.

Thank you all for the leadership that has made this possible. I look forward to writing this next chapter in Apria’s history together.

Dan Starck

CEO

Leader Talking Points and Employee FAQs

Overarching Talking Points

•

Apria has entered into an agreement to be acquired by Owens & Minor (O&M), a global healthcare solutions company with over 15,000 global teammates and an almost 140-yearhistory of excellence. O&M incorporates product manufacturing, distribution support, and innovative technology services to deliver significant and sustained value across the breadth of the industry – from acute care to patients in their home.

•

By acquiring Apria, Owens & Minor (OMI) will significantly increase its presence in the home and expand its patient direct business. Apria’s business is complementary to OMI’s, and we are well-positioned to support OMI’s broadening scope in the patient direct space and expansion into new products.

•	This is a natural step in Apria’s evolution. OMI is a great home for our company and, more importantly, a great fit for our Apria team members.

•

This transaction is expected to provide opportunities to serve an even larger patient and customer population, allowing us to further deliver on our mission of improving the quality of life for our patients at home.

•	While this is an exciting milestone for Apria, it will not change our daily priorities. We remain focused on serving our patients and leading change in the durable medical equipment industry.

•	This transaction speaks to the value that Apria employees have created and all of their dedication toward helping patients receive the best possible health outcomes.

Employee FAQs

About the Acquisition

1.	Why is Owens & Minor (OMI) acquiring Apria?

•

By acquiring Apria, OMI will be able to expand its presence in the home and expand its patient direct business. Apria’s business is complementary to OMI’s, and we are well-positioned to support OMI’s broadening scope and expansion into new products.

2.	What does this acquisition mean for Apria?

•

In addition to helping OMI expand its presence in the home, Apria will directly complement Byram Healthcare, part of the OMI family, with a mission to improve outcomes and affordability of care. As you can see, this is a mission not unlike our own.

•	This is a natural step in Apria’s evolution. OMI is a great home for our company and, more importantly, a great fit for our Apria team members.

•

Being part of a larger company will provide more opportunities for expanded channels for advancement along with the opportunity to serve an even larger patient and customer population, allowing us to further deliver on our mission of improving the quality of life for our patients at home.

•

Finally, please note that until closing, Apria and OMI remain separate and independent companies and so you should limit your engagement with OMI to approved integration planning activities and ordinary course business activities.

3.	What are the terms of the acquisition?

•	The terms of the acquisition will be detailed in the Apria’s proxy statement. Please refer to this document when it becomes available.

4.	How long before the acquisition is completed?

•

The transaction is expected to close in the first half of 2022 and is subject to standard closing conditions and customary approvals required under the Hart-Scott-Rodino Antitrust Improvements Act, as well as the approval of Apria stockholders.

5.	What are the integration plans?

•	Integration plans have not yet been developed. Prior to closing, we and OMI remain separate and independent companies and need to continue to operate that way.

My Employment

6.	What can Apria employees expect between now and close?

•	While this is an exciting milestone for Apria, it will not change our daily priorities. We will remain focused on serving our patients and leading change in the durable medical equipment industry.

7.	Why should I stay with Apria through this acquisition?

•

This acquisition speaks to the value you have created at Apria and all of your dedication toward helping patients receive the best possible health outcomes. Your continued commitment will be critical in providing top quality service and exceeding our patients’ expectations.

8.	Will there be any layoffs as a result of this acquisition?

•

Given Apria’s business is different from OMI’s core business, there are no layoffs anticipated between now and the transaction close date. The go-forward organizational structure will be defined as part of the work effort post-closing.

9.	Will my job change as a result of this acquisition?

•

Prior to closing, there will be no changes to titles, job levels, or roles as a result of the transaction. Given Apria’s business is different from OMI’s core business, we do not anticipate any material areas of overlap. However, we anticipate OMI will participate in defining the go-forward organizational structure.

10.	How will Apria be structured post closing?

•

The post-closing integration plans, post-close, will include members from both Apria and OMI working together to define the go-forward organizational structure. Apria will operate in OMI’s Patient Direct segment.

11.	Will reporting structures change? Will I have the same boss?

•

No reporting structure changes are anticipated between now and Closing as a result of the transaction. The post-closing integration plans will include members from both Apria and OMI working together to define the go-forward organizational structure.

12.	If I continue to work for OMI, how will my years of service be calculated?

•	OMI will honor your years of service with Apria.

13.	Will we still be allowed to work remotely?

•	Team members will not be asked to make any changes to their work location during the time prior to closing.

14.	I have a contractor as part of my team. What happens to their contract?

•	No changes as a result of this transaction are anticipated between now and closing.

Cash Compensation

15.	Will my compensation change as a result of this acquisition?

•

For the one-year period post-closing, OMI has agreed to maintain base salaries or base wage rates (as applicable) and target short-term bonus and commission opportunities. For the same one-year post-closing period, OMI has committed to provide most benefits that are substantially comparable in the aggregate to those provided by Apria pre-closing.

16.	Will I still receive my 2021 bonus?

•

We are finalizing the year-end results for the purposes of our 2021 incentive plans, which will be presented to the Board for approval per our standard process in consultation with OMI. We expect the earned bonuses to be paid in the March time frame as is customary.

Equity/Long-term Incentives

17.	What happens to my existing long-term incentives?

•

Prior to closing, your outstanding long-term incentives will vest in accordance with the governing documents. At closing, as long as you are employed at the time of closing, your long-term incentives will vest and be paid out in accordance with the governing documents. Further information will be provided to affected individuals at a later date closer to closing.

18.	Can I exercise my vested SARs before close?

•

Yes, you can exercise your vested SARs at any time subject to our customary process and approvals in accordance with the terms of the governing documents (including the plan and applicable award agreement).

19.	What happens to my long-term incentives if I voluntarily resign prior to the closing of the transaction?

•	If you voluntarily resign prior to the closing of the transaction, you will forfeit all of your unvested long-term incentives in accordance with the governing documents.

Benefits

20.	How will this merger impact my benefits?

•

Your Apria benefits will continue uninterrupted throughout the pre-closing period. Any decisions regarding potential changes to benefits post-close will be finalized during the integration process and will be communicated to employees as soon as practicable. OMI will continue to provide benefits that are substantially comparable in the aggregate to those existing at Apria pre-closing.

21.	I have vacation scheduled in the next month. Can I still take it?

•	We will continue to manage time off in accordance with Apria’s existing policies. Your ability to take vacation is between you and your manager.

Business Operations

22.	To what extent is there an overlap between the customers the two companies serve?

•	There are some common customers of the two companies and a coordinated and robust communication plan is in place.

23.	How will this acquisition impact any of our relationships with existing customers and vendors?

•	We have a robust communication plan in place to notify our customers and vendors.

•

Please note that until closing, Apria and OMI remain separate and independent companies and so you should limit your engagement with OMI to approved integration planning activities and ordinary course business activities.

•	Similarly, you should continue to engage with customers and vendors as you would in the ordinary course, and you should not claim to speak for OMI.

24.	Will we maintain our current offices?

•	We will maintain our current offices throughout the integration planning period. The long-term decision about office locations will be determined as part of the integration process.

25.	Will we continue to hire new employees and contractors?

•	Yes. Throughout the integration planning period, we plan to continue to hire critical roles that help us further advance our priorities.

26.	What will happen with pending offers of employment?

•	We plan to onboard all individuals to whom we have already made offers of employment.

Additional Questions

27.	What should I do if I receive a call from a reporter or investor?

•	If someone outside of Apria asks you for information about this pending acquisition or if you receive any media inquiries, please forward what you received to Employee_Questions@apria.com.

•

It is extremely important that no member of our team speak to the media, financial community, individuals, or organizations, including family, friends, customers, referrals, vendors, and partners, or share information or statements or distribute written materials about the company’s business, financial performance/prospects, or the transaction with OMI. This includes all channels, such as email, social media, and verbal conversations.

28.	Can I trade Apria stock during the integration planning period?

•	Employees may transact in Apria stock, subject to applicable insider trading rules, including Apria’s Insider Trading Policy.

•	We note that for employees who are subject to the trading windows in our Insider Trading Policy that the trading window is currently closed.

•	Importantly, no person may transact in Apria securities while in possession of material nonpublic information.

29.	Can I reach out to my connections at OMI to discuss the transaction and how we will work together?

•

No. Until the transaction closes, there are very clear restrictions about information that can be shared between Apria employees and OMI employees. Once the transaction closes, we will provide additional guidance about what types of information can be shared.

30.	Where can I get more information about the transaction?

•	For more information, please refer to the official press release announcing the acquisition.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding Apria, Inc.’s (“Apria”) expectations regarding the proposed acquisition of Apria by Owens & Minor Inc. (the “proposed merger”) and the future performance and financial results of Apria’s business and other non-historical statements. Some of these statements can be identified by terms and phrases such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “predicts,” “intends,” “trends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Apria cautions readers of this communication that such “forward looking statements”, wherever they occur in this communication or in other statements attributable to Apria, are necessarily estimates reflecting the judgment of Apria’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the “forward looking statements.”

Factors that could cause Apria’s actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement relating to the proposed merger; the inability to complete the proposed merger due to the failure to obtain approval of Apria’s stockholders for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the proposed merger; risks related to disruption of management’s attention from Apria’s ongoing business operations due to the proposed merger; the effect of the announcement of the proposed merger on Apria’s relationships with its customers, suppliers and other third parties, as well as its operating results and business generally; the risk that the proposed merger will not be consummated in a timely manner; exceeding the expected costs of the merger; risks related to the COVID-19 public health emergency, product and related recalls; the profitability of Apria’s capitation arrangements; renegotiation or termination of Apria’s contracts; reimbursements by payors; our reliance on relatively few vendors; competition in the home healthcare industry; the inherent risk of liability in the provision of healthcare services; and reductions in Medicare and Medicaid and commercial payor reimbursement rates.

Additional factors that could cause Apria’s actual outcomes or results to differ materially from those described in the forward-looking statements can be found in the “Risk Factors” sections of Apria’s Annual Report on Form 10-K for the period ended December 31, 2020 and Quarterly Reports on Form 10-Q for the periods ended June 30, 2021 and September 30, 2021, as such factors may be further updated from time to time in Apria’s other filings with the Securities and Exchange Commission (“SEC”). These reports are or will be accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in Apria’s filings with the SEC. Apria undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Additional Information and Where to Find It

In connection with the proposed merger, Apria will file with the SEC and furnish to Apria’s stockholders a proxy statement and other relevant documents. This filing does not constitute a solicitation of any vote or approval. Stockholders are urged to read the proxy statement when it becomes available and any other documents to be filed with the SEC in connection with the proposed merger or incorporated by reference in the proxy statement because they will contain important information about the proposed merger.

Investors will be able to obtain free of charge the proxy statement and other documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, the proxy statement and Apria’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, are available free of charge through Apria’s website at www.apria.com. as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

The directors, executive officers and certain other members of management and employees of Apria may be deemed “participants” in the solicitation of proxies from stockholders of Apria in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of Apria in connection with the proposed merger will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about Apria’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and Current Report on Form 8-K filed with the SEC on May 6, 2021.